CONSENT OF INDEPENDENT AUDITORS
We consent to the incorporation by reference in Post-Effective Amendment No. 6 to the Registration Statement of Franklin Real Estate Securities Trust on Form N-1A (File No. 33-69048) of our report dated June 3, 1996 on our audit of the financial statements of the Franklin Real Estate Securities Trust as of April 30, 1996, which report is included in the Annual Report to Shareholders for the fiscal year ended April 30, 1996, which report is incorporated by refence in the Registration Statement.




                                    COOPERS & LYBRAND L.L.P.




San Francisco, California
December 20, 1996